                                   EXHIBIT 3.1


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                          CERTIFICATE OF INCORPORATION

                                       of

                       KREISLER MANUFACTURING CORPORATION

                                 --------------



                                BUSBY and RIVKIN
                                750 Third Avenue
                            New York, New York 10017
                                 (212) 986-5220


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                          CERTIFICATE OF INCORPORATION

                                       of

                       KREISLER MANUFACTURING CORPORATION

                                 --------------

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation (hereinafter called the "corporation) is Kreisler Manufacturing Corporation.

         SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

                         To manufacture, buy or otherwise acquire, sell, pledge
                  or otherwise dispose of, hold, own, import, export, lease and deal and trade in general merchandise and all goods, wares and merchandise of every nature and description, and particularly but without limitation on the foregoing, to design, manufacture, purchase or otherwise acquire, sell, pledge or otherwise dispose of, import, export, repair, engrave, cut, stamp, set and generally work with and upon and deal in jewelry, gems, precious and semi-precious stone, cameos, gold, silver, platinum and other wares, plate, utensils, ornaments and articles, time pieces, pocket books, handbags and leather goods and novelties of all kinds, umbrellas, parasols and canes, personal furnishings and travelers' supplies and equipment, china, glass and porcelain wares, novelties of all kinds, optical goods and supplies, watchbands, bracelets, and straps, pens and pencils, cigarette lighters, and generally to do all things and to carry on all lines of trade common to or in connection with the jewelry business, wholesale, retail, consignment and manufacturing, and to do all of the foregoing as principal or agent on commission or otherwise and to design, manufacture, purchase or otherwise acquire, sell, pledge or dispose of, import, export and generally work with and upon and deal in equipment, appliances, accessories, apparatus and machinery used in connection with or relating to the manufacture of aircraft of every description and all parts and components thereof; and generally to do all things and to carry on all lines of trade common to or in connection with a general manufacturing business, and to do all of the foregoing as principal or agent on commission or otherwise.

                         To purchase, receive, take by grant, gift, devise,
                  bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

                         To engage generally in the real estate business as
                  principal, agent, broker and in any lawful capacity, and generally to take, lease purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

                         To carry on a general mercantile, industrial,
                  investing, and trading business in all of its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processes, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

                         To apply for, register, obtain, purchase, lease, take
                  licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                         (a) inventions, devices, formulae, processes and any
                  improvements and modifications thereof;

                         (b) letters patent, patent rights, patented processes,
                  copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency; colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

                         (c) franchises, licenses, grants and concessions.

                         To guarantee, purchase, take, receive, subscribe for,
                  and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

                         To make, enter into, perform and carry out contracts of
                  every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

                         To acquire by purchase, exchange or otherwise, all, or
                  any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

                         To lend money in furtherance of its corporate purposes
                  and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

                         To make contracts of guaranty and suretyship of all
                  kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

                         To borrow money without limit as to amount and at such
                  rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

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                         To be a promoter or manager of other corporations of
                  any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

                         To draw, make, accept, endorse, discount, execute, and
                  issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

                         To purchase, receive, take, reacquire or otherwise
                  acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such term as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

                         To organize, as an incorporator, or cause to be
                  organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

                         To conduct its business, promote its purposes, and
                  carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

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                         To promote and exercise all or any part of the
                  foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

         FOURTH: The corporation shall be authorized to issue one class of shares of stock to be designated "Common Stock"; the total number of shares which the corporation shall have authority to issue is 3,000,000; and each such share shall have a par value of Fifty Cents ($0.50).

         No holder of any stock of the corporation of any class now or hereafter authorized, shall as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the corporation.

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         FIFTH: The name and the mailing address of the incorporator are as follows:

                NAME                        MAILING ADDRESS
                ----                        ---------------

                Tobias Stern                9015 Bergenline Avenue
                                            North Bergen, New Jersey 07047

         SIXTH: The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                         1. The management of the business and the conduct of
                  the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.


                         2. The original By-Laws of the corporation shall be
                  adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

                         3. Whenever the corporation shall be authorized to
                  issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to notice of, and the right to vote, at any meeting of stockholders except as the provisions of paragraph (d)(2) of section 242 of the General Corporation Law and of sections 251, 252, and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                         4. In lieu of taking any permissive or requisite action
                  by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less than all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of the certificate of incorporation as permitted by the provisions of the General Corporation Law; and, provided, that prompt notice be given to all stockholders entitled to vote on any such action of taking of such action without a meeting any by less than unanimous written consent.

         NINTH: (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                               (1) The material facts as to his interest and as
                         to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                               (2) The material facts as to his interest and as
                         to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                               (3) The contract or transaction is fair as to the
                         corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                         (b) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

         TENTH: (a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

                  (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability, asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Executed at New York, New York on December 14, 1968.


                                                    ---------------------------
                                                           Tobias Stern
                                                           Incorporator

STATE OF NEW YORK        )
                         )   ss.
COUNTY OF NEW YORK       )


         BE IT REMEMBERED that, on December 14, 1968, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Tobias Stern, the incorporator who duly executed the foregoing certificate of incorporation before me and acknowledged the same to be his act and deed, and that the facts therein stated are true.

         GIVEN under my hand on December 14, 1968.


                                               --------------------------------
                                                       Daniel P. Lund
                                               Notary Public, State of New York
                                                      No. 31-7622550
                                               Qualified in New York County
                                               Commission Expires March 30, 1970

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       KREISLER MANUFACTURING CORPORATION


         KREISLER MANUFACTURING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That at a meeting of the Board of Directors of Kreisler Manufacturing corporation (the "Corporation"), resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that Article Tenth of the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as stated on Exhibit "A" attached hereto."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of "he General Corporation Law of the State of Delaware.

         FOURTH: That the capital of Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, Kreisler Manufacturing Corporation has caused this Certificate to be signed by Edward L. Stern, its President, and attested by Irene Clark, its Assistant Secretary, this 26th day of November, 1991.

                                              KREISLER MANUFACTURING
                                                CORPORATION

Attest: ____________________________          By: ____________________________
        Irene Clark,                              Edward L. Stern
        Assistant Secretary                       President

                                    EXHIBIT A
                                       TO
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       KREISLER MANUFACTURING CORPORATION


         TENTH. (a) A director shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporate Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article Tenth shall not eliminate or limit the liability of a director for any act or omission occurring prior to date when this Article Tenth becomes effective.

                  (b) The corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in subsection (d) of this Article Tenth. Persons who are directors or officers of the corporation prior to the date this Article Tenth is approved by the corporation's stockholders, but who do not hold such office on or after such date, shall not be covered by this subsection (b) of Article Tenth. A director or officer of the corporation entitled to indemnification under this subsection
(b) in this Article Tenth is hereafter in this Article Tenth referred to as a "covered person."

                  (c) Expenses incurred by a covered person in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation, except as otherwise provided in subsection (d) of this Article Tenth.


                  (d) No indemnification under subsection (b) of this Article Tenth or advancement or reimbursement of expenses under subsection (c) of this Article Tenth shall be provided to a covered person (A) with respect to expenses or the payment of profits arising from

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purchase or sale of the securities of the corporation in violation of Section
16(b) of the Securities Exchange Act of 1934; (B) if a final unappealable Judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which he derived an improper personal benefit; (C) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to such person by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the corporation or other enterprise, and (D) for amounts paid in settlement of any threatened, pending, or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the corporation is hereby authorized, at any time by resolution and without stockholder approval, to add to the above list of exceptions from the right of indemnification under subsection (b) of this Article Tenth or advancement or reimbursement of expenses under subsection (c) of this Article Tenth, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date the Board of Directors in fact adopts such resolution. Any such additional exception may at any time after its adoption, be amended, supplemented, waived or terminated by resolution of Board of Directors of the corporation.

                  (e) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to this Article Tenth shall continue as to a person who has ceased to be a director or officer of the corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

                  (f) The term to the "fullest extent permitted by applicable law", as used in this Article Tenth, shall mean the maximum extent permitted by public policy, common law or statute. Any covered person may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses interpreted, at such person's option (i) on a basis of the applicable law on the date this Article Tenth was approved by stockholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

                  (g) The right of a covered person to be indemnified or to receive an advancement or reimbursement of expenses pursuant to this Article Tenth (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit is if the provisions hereof were set forth in a separate written contract between the corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article Tenth with respect to events, acts or emissions occurring before such rescission or restrictive modification is adopted.

                  (h) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation together with all supporting information reasonably requested by the corporation, the claimant may at any time thereafter bring suit against the

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corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the corporation's primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                  (i) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article Tenth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The provisions of this Article Tenth may at any time (and whether before or after there is any basis for a claim for indemnification or for the advancements or reimbursements of expenses pursuant to this Article Tenth), be amended, supplemented, waived, or terminated in whole or in point, with respect to any covered person by a written agreement signed by the corporation and such person.

                  (j) The corporation shall have the right to appoint the attorney for a covered person provided such appointment is not unreasonable under the circumstances.

                  (k) The corporation may, to the fullest extent permitted by, applicable law, indemnify, and advance expenses for, persons in all situations other than that covered by this Article Tenth.

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